                                                                   EXHIBIT 99.1


[R&G LOGO]

FOR RELEASE:      Immediately

CONTACT:          Victor J. Galan                Joseph R. Sandoval
                  Chairman and CEO               Executive Vice President & CFO
                  (787) 766-8301                 (787) 756-2801


                R&G FINANCIAL REPORTS RECORD EARNINGS FOR SECOND
                   QUARTER AND SIX MONTHS ENDED JUNE 30, 2003

         San Juan, Puerto Rico, July 16, 2003 -- R&G Financial Corporation ("the Company") (NYSE:RGF), the financial holding company of R-G Premier Bank, one of the fastest growing commercial banks in Puerto Rico, R-G Crown Bank, its federal savings bank with branches in the Orlando and Tampa/St. Petersburg Florida markets, and R&G Mortgage Corp, the second largest residential mortgage loan originator and servicer in Puerto Rico, today reported record earnings for the second quarter and first half of 2003.

         For the first six months of 2003, net income amounted to $60.6 million, compared to $44.2 million 2002, an improvement of 37%. For the second quarter of 2003, net income amounted to $31.4 million compared to $22.6 million for the second quarter of 2002, an increase of 39%. For the six months of 2003, consolidated earnings per diluted share were $1.54, compared to $1.17 for 2002, an increase of 32%; for the second quarter of 2003, consolidated earnings per diluted share were $0.80, compared to $0.59 per diluted share for the second quarter of 2002, an increase of 36%.


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         These strong earning results were achieved notwithstanding impairment charges of $27.5 million and $16.7 million (included in operating expenses) during the first half and second quarter of 2003, respectively, on the Company's servicing asset. These charges reflect additional increases in mortgage prepayment rates during the period as a result of the continued low levels of interest rates. The resulting decrease in earnings was more than offset by increases in gain on sale and fees from mortgage loans, which were attributable to record volumes of mortgage loan originations and sales. Total loan production during the first half of 2003 was $2.1 billion, a 61% increase over the first half in 2002; total loan production during the second quarter of 2003 was $1.1 billion, a 49% increase. In both periods, over 90% of the total loan production was internally generated. Total loan production during the second quarter was the highest amount for any given quarter in the Company's history, surpassing the amount for the first quarter this year.

         For the second quarter of 2003, gain on the origination and sale of loans increased 184% to $44.8 million, while the Company's net interest income increased by 24% to $44.6 million. For the first half of 2003, gain on the origination and sale of loans increased 133% to $77.8 million, while the Company's net interest income increased by 28% to $86.8 million.


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R&G Financial Corporation
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         Other fee income for the first half of 2003 was $12.9 million, representing a 63% increase over the comparative period in 2002. The increase reflects the added contributions made by the Company's insurance agency and its broker-dealer subsidiary.

         Commenting on the significant results for the second quarter and first half of 2003, Mr. Victor J. Galan, Chairman of the Board and CEO of the Company indicated:

         "We are pleased to report these excellent results during the quarter ended June 30, 2003. The increase in earnings reflects another strong quarter of loan production, surpassing the $1 billion mark for the second consecutive quarter. Our loan portfolio has grown by close to $250 million during the first half of 2003, due to strong loan demand both in Puerto Rico and Central Florida, which position R&G very well for the future. As a result of these strong results, together with the continuing strong demand we are experiencing both in commercial and residential lending, we remain optimistic about our future performance."

         R&G Financial currently in its 31st year of operations, is a diversified financial holding company with operations in Puerto Rico and the United States, providing banking, mortgage banking, investments, consumer finance and insurance through its wholly-owned subsidiaries: R-G Premier Bank of Puerto Rico, R-G Crown Bank, R&G Mortgage Corp., Mortgage Store of Puerto Rico, Inc., a subsidiary of R&G Mortgage, Continental Capital Corporation, R-G Crown's


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New York, North Carolina and Central-Florida based mortgage banking subsidiary,
Home and Property Insurance Corporation, its Puerto Rico insurance agency, and R-G Investments Corporation, its Puerto Rico broker-dealer. As of June 30, 2003 the Company, with total assets of $7.3 billion, operated 31 bank branches in Puerto Rico, 15 bank branches in the Orlando and Tampa/St. Petersburg Florida markets, 6 mortgage and 6 commercial lending offices in the United States, and 43 mortgage offices in Puerto Rico, including 24 facilities located with R-G Premier's branches.

"SAFE HARBOR" STATEMENT UNDER THE PRIVACY SECURITIES LITIGATION REFORM ACT OF
1995

         Statements made in this Press Release that relate to future events are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and R&G Financial assumes no obligation to update this information. Because actual results may differ materially from expectation, R&G Financial cautions readers not to place undue reliance on these statements. For a detailed discussion of the important factors affecting R&G Financial, please see the Company's Form 10-K for the year ended December 31, 2002 and Form 10-Q for the quarter ended March 31, 2003 filed with the Securities and Exchange Commission.


Website:www.rgonline.com


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
                                                              At                      At                       At
                                                         June 30, 2003           Dec. 31, 2002           June 30, 2002
                                                         -------------           -------------           -------------

(Dollars in Thousands,
  except for per share data)

SELECTED BALANCE SHEET DATA
(Unaudited)

Total assets                                              $ 7,256,149             $ 6,277,246             $ 5,874,153
Loans receivable, net                                       3,286,759               2,759,689               2,438,609
Mortgage loans held for sale                                  248,345                 258,738                 229,996
Mortgage-backed and investment securities
  held for trading                                             41,200                  74,757                  55,048
Mortgage-backed and investment securities
  available for sale                                        3,026,455               2,556,913               2,562,293
Mortgage-backed and investment securities held
  to maturity                                                  69,119                  75,591                  78,306
Servicing asset                                               127,146                 142,334                 146,199
Cash and cash equivalents                                     215,883                 197,643                  90,680
Deposits                                                    3,240,607               2,802,324               2,534,722
Securities sold under agreements to repurchase              1,845,488               1,489,758               1,602,394
Notes payable                                                 206,009                 194,607                 178,802
Other borrowings                                            1,064,539                 985,790                 882,624
Stockholders' equity                                          700,835                 662,218                 571,364
Common stockholders' equity                                   487,835                 449,218                 358,364
Total # of common shares outstanding                       34,043,620              33,993,262              31,377,609
Common Stockholders' equity per share                     $     14.33             $     13.21             $     11.42
Servicing portfolio                                        11,318,506              10,991,944              10,852,536
Book value of servicing portfolio                                1.12%                   1.29%                   1.35%
Allowance for loan losses (ALL)                                34,473                  32,676                  27,893
Non-performing loans (NPL's)                                   91,007                  78,199                  75,614
NPL's/Total loans                                                2.60%                   2.71%                   2.95%
All/Total loans                                                  0.98%                   1.13%                   1.09%
All/Total Non-performing loans                                  37.88%                  41.79%                  36.89%


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
                                                                                                                  THREE MONTHS
                                            FOR THE THREE MONTHS ENDED              FOR THE SIX MONTHS               ENDED
                                                     JUNE 30,                         ENDED JUNE 30,               MARCH 31,
                                                   (UNAUDITED)                         (UNAUDITED)                (UNAUDITED)
                                          ------------------------------      ------------------------------      -----------
                                              2003              2002             2003               2002              2003
                                          ------------      ------------      ------------      ------------      ------------
                                                               (Dollars in Thousands, except for per share data)

SELECTED INCOME STATEMENT DATA

REVENUES:
Net interest income                       $     44,569      $     36,049      $     86,790      $     68,054      $     42,221
Provision for loan losses                       (4,444)           (4,550)           (8,664)           (9,550)           (4,220)
Net interest income after provision
  for loan losses                               40,125            31,499            78,126            58,504            38,001

Loan administration and servicing fees          13,201            10,320            26,402            19,624            13,201
Net gain on origination and sale
  of loans                                      44,786            15,751            77,803            33,461            33,017
Other                                            7,226             4,060            12,947             7,932             5,721

    TOTAL REVENUES                             105,338            61,630           195,278           119,521            89,940

OPERATING EXPENSES:
Employee compensation and benefits              14,506             9,544            29,653            19,552            15,147
Office occupancy and equipment                   6,074             4,706            11,776             8,968             5,702
Other administrative and general                42,706            18,043            73,249            33,969            30,543

   TOTAL EXPENSES                               63,286            32,293           114,678            62,489            51,392

Income before income taxes                      42,052            29,337            80,600            57,032            38,548
Income taxes                                   (10,602)           (6,718)          (20,009)          (12,880)           (9,407)
Net income                                $     31,450      $     22,619      $     60,591      $     44,152      $     29,141
Less:  Preferred stock dividends                (3,971)           (3,918)           (7,942)           (7,013)           (3,971)
Net income available to
  common stockholders                           27,479            18,701            52,649            37,139            25,170
Net income per common share - Basic       $       0.81      $       0.60      $       1.55      $       1.19      $       0.74
Net income per common share -
  Diluted                                 $       0.80      $       0.59      $       1.54      $       1.17      $       0.74
Average shares outstanding - Basic          34,043,100        31,306,700        34,032,966        31,301,387        34,022,719
Average shares outstanding - Diluted        34,181,137        31,654,798        34,180,949        31,654,636        34,180,759
Return on common equity                          22.99%            22.01%            22.47%            22.40%            21.94%
Return on assets                                  1.78%             1.77%             1.78%             1.78%             1.77%
Total Loan Production                     $  1,094,680      $    733,216      $  2,113,077      $  1,310,963      $  1,018,397